As filed with the Securities and Exchange Commission on September 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOL Strategies Inc. (Exact name of registrant as specified in its charter)
Ontario (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
217 Queen Street West, Suite 401 Toronto, Ontario Canada (Address of Principal Executive Offices)	M5V 0R2 (Zip Code)

SOL Strategies Inc.

Amended and Restated Omnibus Equity Incentive Plan

(Full title of the plan)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

(Name and address of agent for service)

(202) 572-3133

(Telephone number, including area code, of agent for service)

Copies to:

Thomas M. Rose Shona Smith Troutman Pepper Locke LLP 111 Huntington Avenue, 9th Floor Boston, Massachusetts 02199-7613 United States (757) 687-7715	Daniel Fuke Fasken Martineau DuMoulin LLP Bay Adelaide Centre 333 Bay Street, Suite 2400 P.O. Box 20, Toronto, Ontario, M5H 2T6 Canada (416) 366-8381

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by SOL Strategies Inc., a corporation incorporated under the laws of the Province of Ontario, Canada (the “Company” or the “Registrant”), to register 3,908,245 common shares, no par value per share, of the Company (referred to herein as “common shares”) pursuant to the SOL Strategies Inc. Amended and Restated Omnibus Equity Incentive Plan (the “Plan”), consisting of (i) 2,915,323 common shares issuable upon exercise of outstanding stock options (referred to herein as “options”) previously granted under the Plan; and (ii) 992,922 common shares not subject to outstanding awards under the Plan. In addition, this registration statement registers the resale of up to an aggregate of 52,064 common shares issued or issuable upon settlement of restricted share units (“RSUs”) granted to the Selling Shareholders under the Plan.

This registration statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form F-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those common shares referred to above that constitute “restricted securities” and/or “control securities” within the meaning of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), by the Selling Shareholders named herein. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8.

In accordance with General Instruction C of Form S-8, the amount of common shares to be reoffered or resold under the reoffer prospectus by each Selling Shareholder, and any other person with whom he or she is acting in concert for the purpose of selling such common shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the U.S. Securities Act. The inclusion of such common shares in the reoffer prospectus does not necessarily represent a present intention to sell any or all of such common shares.

Part I — Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The document(s) containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the U.S. Securities Act. Such documents are not required to be, and are not, filed with the United States Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the U.S. Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the U.S. Securities Act.

REOFFER PROSPECTUS

SOL Strategies Inc.

52,064 Common Shares

This prospectus relates to 52,064 common shares, no par value per share (which we refer to as “common shares”), of SOL Strategies Inc., a corporation incorporated under the laws of the Province of Ontario, Canada (the “Company”), which may be reoffered and resold from time to time by certain of our shareholders (which we refer to collectively as the “Selling Shareholders”) for their own accounts. We will not receive any of the proceeds from the sale of common shares by the Selling Shareholders pursuant to this prospectus.

The common shares that may be reoffered and resold under this prospectus consist of 52,064 common shares issued or issuable upon settlement of restricted share units (“RSUs”) granted to the Selling Shareholders under the SOL Strategies Inc. Amended and Restated Omnibus Equity Incentive Plan (the “Plan”).

The Selling Shareholders may sell the common shares described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Shareholders may sell any, all, or none of their common shares, and we do not know when or in what amount the Selling Shareholders may sell their common shares under this prospectus. The price at which any of the common shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The common shares may be sold at the market price of the common shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the common shares. The Selling Shareholders will bear any and all sales commissions and similar expenses in connection with sales of their common shares hereunder. We provide more information regarding how the Selling Shareholders may sell their common shares in the section entitled “Plan of Distribution”.

Our common shares are listed on the Canadian Securities Exchange under the symbol “HODL” and on the Nasdaq Global Select Market under the symbol “STKE”. On September 3, 2026, the last sale price of our common shares reported on the Canadian Securities Exchange was CAD$1.78 and on the Nasdaq Global Select Market was $1.29.

The amount of common shares to be offered or resold under this prospectus by each Selling Shareholder, or other person with whom he or she is acting in concert for the purpose of selling common shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).

Investing in our common shares involves a high degree of risk. Before buying any common shares, you should carefully read the discussion of the risks of investing in our common shares in the section entitled “Risk Factors” in this prospectus.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Where You Can Find More Information” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2026.

i

ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or otherwise states, references to “SOL Strategies”, our/the “Company”, “we”, “us”, “our”, and similar references refer to SOL Strategies Inc., a corporation incorporated under the laws of the Province of Ontario, Canada, and, where applicable, its subsidiaries.

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement provided by us or on our behalf. Neither we nor the Selling Shareholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Shareholders are not making an offer to sell common shares in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus and the documents incorporated by reference is accurate only as of the date on such documents, regardless of the time of delivery of this prospectus or of any sale of common shares. Our business, results of operations, financial condition, and prospects may have changed since that date.

Our consolidated financial statements have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board. Such financial statements may not be comparable to financial statements prepared in accordance with United States generally accepted accounting principles. In this prospectus, unless otherwise indicated, references to “$” or “US$” indicate references to United States dollars. References to “CAD$” indicate references to Canadian dollars. On September 3, 2026, the exchange rate as reported by the Bank of Canada was US$1.00 = CAD$1.3789.

Before you invest, you should read this prospectus together with the information incorporated by reference into this prospectus and the additional information described below under the heading “Where You Can Find More Information”. You should refer to the registration statement of which this prospectus forms a part and the exhibits to the registration statement for further information.

THE COMPANY

Business Overview

SOL Strategies Inc. is a digital asset infrastructure company focused on high-performance blockchain and privacy technologies. Headquartered in Toronto, Ontario, Canada, the Company operates staking infrastructure and privacy technology on public blockchain networks, serving a broad range of participants from individual Solana (SOL) holders to institutional clients.

For further information regarding the Company, please refer to our Annual Report on Form 40-F for the fiscal year ended September 30, 2025, and other documents incorporated by reference in this prospectus available under our profile on EDGAR at www.sec.gov. See also “Risk Factors” in this prospectus and our Annual Information Form for the year ended September 30, 2025 (the “AIF”) filed as Exhibit 99.1 to our Annual Report on Form 40-F for the fiscal year ended September 30, 2025, and the risk factors set forth in our interim and annual Management Discussion and Analysis.

Corporate Information

Our legal and commercial name is SOL Strategies Inc. We were incorporated on October 1, 2002 under the Business Corporations Act (Ontario).

Our common shares are traded on the Canadian Securities Exchange under the symbol “HODL” and on the Nasdaq Global Select Market under the symbol “STKE”.

As of September 3, 2026, there were 39,718,700 of our common shares issued and outstanding.

Our head office and registered office is located at Suite 401, 217 Queen Street West, Toronto, Ontario, M5V 0R2, Canada, and our main telephone number is (416) 480-2488. Our internet website is www.solstrategies.io. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or our registration statement of which this prospectus forms a part. You should not consider any information on our website to be a part of this prospectus or our registration statement of which this prospectus forms a part, or use any such information in your decision on whether to purchase our common shares.

RISK FACTORS

Investing in our common shares involves a high degree of risk. Before investing in our common shares, you should carefully consider the risks set forth under “Risk Factors” in our Annual Information Form for the year ended September 30, 2025, which is attached as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended September 30, 2025, filed with the SEC on December 31, 2025, which is incorporated by reference herein, and in subsequent reports filed by us with the SEC that are incorporated by reference herein, together with the financial and other information contained or incorporated by reference in this prospectus, and the risks set forth below. If any of the risks actually occur, our business, results of operations, liquidity, financial condition, and prospects could be materially and adversely affected. In such an event, the market price of our common shares could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Our acquisition activities may pose risks that could harm our business.

Our previous or future (if any) acquisitions may expose us to risks such as:

●	the possibility that we may not be able to successfully integrate the acquired companies into our Company;

●	the possibility that senior management may be required to spend considerable time negotiating agreements and integrating the acquired companies, diverting their attention from our other objectives;

●	the possibility that we may not be able to retain key employees or maintain key business relationships of the acquired companies;

●	the possibility that we may overpay for a company;

●	the possibility that we will incur a disproportionate amount of increased operating expenses and cash requirements;

●	the possible loss or reduction in value of an acquired company;

●	the possibility that we may be unable to generate sufficient revenue from the acquired companies to meet our objectives in undertaking the acquisitions or even to offset the associated acquisition; and

●	the possibility of pre-existing undisclosed liabilities or operational failures regarding the acquired companies.

There is no assurance that we will successfully overcome these risks or other problems encountered with acquisitions.

Our recent acquisition of HoudiniSwap LLC could expose us to risks that could harm our business and financial condition.

On June 1, 2026, we closed our previously announced acquisition of HoudiniSwap LLC (“Houdini”), a non-custodial, privacy-focused cross-chain swap aggregator. The platform maintains integrations with 32 exchange partners, including Jupiter and Solflare on the Solana network. As financial markets move on-chain, capital needs to move between chains. Houdini routes that capital across Solana and the broader multi-chain landscape, with the choice of doing so privately.

However, we may experience losses or service failures associated with our digital asset swap functionality. Any failure of this functionality to perform as expected could adversely affect our reputation, business, financial condition and results of operations. Additionally, liquidity conditions in digital asset markets can change rapidly, resulting in swap executions at prices materially different from those anticipated by users. If users experience losses or poor execution quality, our reputation could suffer and we could become subject to regulatory scrutiny or legal claims that could materially and adversely affect our business and financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained or incorporated by reference in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “believe”, “expect”, “could”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target”, “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. Forward-looking statements in this prospectus include, but are not limited to, statements with respect to:

•	financial, operational and other projections and outlooks as well as statements or information concerning future operation plans, objectives, performance, revenues, growth, acquisition strategies, profits or operating expenses of the Company;

•	details and expectations regarding the Company’s investments in the cryptocurrency industry;

•	expectations regarding the Company’s customer base;

•	conditions in financial markets and the economy generally;

•	expectations regarding revenue growth due to changes in the Company’s business strategy;

•	development of laws and regulations governing the cryptocurrency industry;

•	requirements for additional capital and future financing options;

•	the availability of attractive investments that align with the Company’s investment strategy; and

•	other expectations of the Company.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus or the documents incorporated by reference.

We have based the forward-looking statements in this prospectus and the documents incorporated by reference on our current expectations, estimates, and assumptions about future events. Although we believe that we have a reasonable basis for the forward-looking statements in this prospectus and the documents incorporated by reference, we cannot guarantee that future results, performance, or events and circumstances reflected in such forward-looking statements will be achieved or occur at all. The outcome of the events described in these forward-looking statements is subject to numerous risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements in this prospectus and the documents incorporated by reference. The results, events, and circumstances reflected in such forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in such forward-looking statements.

The forward-looking statements in this prospectus and the documents incorporated by reference relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements in this prospectus or the documents incorporated by reference to reflect events or circumstances after the date of such documents or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in such forward-looking statements, and you should not place undue reliance on such forward-looking statements. The forward-looking statements in this prospectus and the documents incorporated by reference do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

Additionally, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the respective date of this prospectus and the documents incorporated by reference, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to place undue reliance on these statements.

You should read this prospectus and the documents that we incorporate by reference in this prospectus and that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and the documents incorporated by reference by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed under the U.S. Securities Act a registration statement on Form S-8 relating to the common shares. This prospectus forms a part of the registration statement. This prospectus does not contain all of the information included in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common shares you are encouraged to refer to the registration statement and the exhibits that are incorporated by reference into it.

We file reports, including Annual Reports on Form 40-F (or Form 20-F), and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our Company and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. This information is also available on our website at www.solstrategies.io. The information on our website is not incorporated by reference into the registration statement and should not be considered a part of the registration statement or this prospectus.

We are a foreign private issuer, and therefore are exempt from the rules under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), related to the furnishing and content of proxy statements, and our Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act relating to their purchases and sales of our securities. In addition, we are not required under the U.S. Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the U.S. Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference into this reoffer prospectus:

•	Our Annual Report on Form 40-F for the fiscal year ended September 30, 2025 filed with the SEC on December 31, 2025;

•	Our Report on Form 6-K with the financial statements and management’s discussion and analysis for the three months ended December 31, 2025, furnished to the SEC on February 18, 2026;

•	Our Amendment No. 1 to Report on Form 6-K/A with the financial statements and management’s discussion and analysis for the three and six months ended March 31, 2026, furnished to the SEC on June 29, 2026;

•	Our Report on Form 6-K with the financial statements and management’s discussion and analysis for the three and nine months ended June 30, 2026, furnished to the SEC on August 17, 2026;

•	Exhibit 99.6 to our Report on Form 6-K with the management information circular for the annual general meeting of shareholders held on March 31, 2026, furnished to the SEC on March 6, 2026;

•	Exhibits 99.1, 99.2 and 99.3 to our Report on Form 6-K with (i) a material change report dated January 2, 2026 (Amended Credit Facility), (ii) a material change report dated January 2, 2026 (At-the-Market Offering Program), and (iii) a material change report dated February 27, 2026 (Annual General Meeting and Proposed Board Slate), furnished to the SEC on March 6, 2026;

•	Our Report on Form 6-K with a material change report dated April 14, 2026, furnished to the SEC on April 17, 2026;

•	Exhibit 99.1 to our Report on Form 6-K with a material change report dated May 5, 2026, furnished to the SEC on May 8, 2026;

•	Our Report on Form 6-K with a material change report dated May 12, 2026, furnished to the SEC on May 18, 2026; and

•	The description of our common shares contained under the heading “Description of Share Capital” in Exhibit 99.103 to our registration statement on Form 40-F (File No. 001-42710), filed with the SEC on June 18, 2025, as amended on August 29, 2025 and on September 4, 2025, and declared effective on September 8, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act and any document of the type referred to in the list above, as well as Form 6-Ks furnished by us to the SEC that include interim financial statements and related management’s discussion and analysis, information circulars, material change reports, and business acquisition reports, filed or furnished by us subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus shall be deemed to be incorporated by reference into this prospectus and to be a part hereof commencing on the respective dates on which such documents are filed or furnished. We may incorporate by reference into this prospectus any other Form 6-K (or portions thereof) that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and before the date of termination of this offering. In addition to any Form 6-K furnishing the type of documents referred to in the list above (which shall be deemed to be incorporated by reference into this prospectus), any such other Form 6-K (or portions thereof) that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute part of this prospectus; rather only such statement as so modified or superseded shall be considered to constitute part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus, other than the exhibits to those documents, unless such exhibits are specifically incorporated by reference in this prospectus. Requests for such documents should be directed to SOL Strategies Inc., attention: Douglas Harris, Chief Financial Officer, at Suite 401, 217 Queen Street West, Toronto, Ontario, M5V 0R2, Canada, or by telephone at (416) 480-2488.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of Ontario, Canada and our principal offices are located in Toronto, Ontario, Canada. The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that we have been incorporated under the laws of Ontario, Canada, that most of our officers and directors are residents of Canada, that some or all of the experts named in this prospectus are residents of Canada, and that all or a substantial portion of their assets and certain of our assets are located outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon us and upon those directors, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States, predicated upon civil liability of such persons under United States federal or state securities laws. There is doubt as to the enforceability in Canada against us or against our directors, officers or experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts of liabilities based solely upon the United States federal or state securities laws.

OFFER STATISTICS AND EXPECTED TIMETABLE

The Selling Shareholders may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) up to 52,064 common shares. The actual per share price of the common shares that the Selling Shareholders will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution”.

USE OF PROCEEDS

The offers and resales of our common shares under this prospectus are being conducted by the Selling Shareholders, and we will not receive any of the proceeds from the respective sales of our common shares by the Selling Shareholders. All proceeds from the respective sales of our common shares under this prospectus will be for the respective accounts of the Selling Shareholders. See the sections in this prospectus entitled “Selling Shareholders” and “Plan of Distribution”.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus there have been no material changes to our operations that have occurred since September 30, 2025, and that have not been described in a report on Form 6-K furnished under the U.S. Exchange Act and incorporated by reference into this prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as at July 31, 2026. This table should be read in conjunction with our consolidated financial statements and the related notes and management’s discussion and analysis of financial condition and results of operations that are incorporated by reference in this prospectus.

(CAD$)	As of July 31, 2026
Shareholders’ Equity:
Capital stock	$123,200,940
Reserves	$69,700,729
Accumulated other comprehensive (loss) income	$44,502
Accumulated deficit	$(160,082,441)
Total shareholders’ equity	$32,863,730

Debt:
Convertible debentures (unsecured)	$32,875,169
Credit facility (secured)	$13,702,689
Total debt	$46,577,858

Total Capitalization	$79,441,588

DILUTION

We are registering for resale up to 52,064 common shares. Sales of substantial amounts of our common shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our common shares. We cannot predict if and when the Selling Shareholders may sell the common shares in the public markets, if at all. Furthermore, in the future, we may issue additional common shares or other equity or debt securities convertible into common shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

SELLING SHAREHOLDERS

This prospectus relates to the reoffer and resale from time to time by the Selling Shareholders of up to 52,064 common shares issued or issuable upon settlement of RSUs granted to the Selling Shareholders under the Plan.

The following table sets forth (i) the number and percentage of common shares beneficially owned by each Selling Shareholder as of August 31, 2026, (ii) the number of common shares being offered for resale under this prospectus by each Selling Shareholder, and (iii) the number and percentage of common shares that each Selling Shareholder will beneficially own immediately following the completion of the offering, assuming that (a) all common shares being offered for resale under this prospectus are sold, (b) no other common shares beneficially owned by each respective Selling Shareholder are also sold, and (c) no Selling Shareholder will acquire additional common shares prior to the completion of the offering. The Selling Shareholders may sell any, all or none of the common shares being offered for resale under this prospectus, and we do not know when or in what amount the Selling Shareholders may sell such common shares. The inclusion of such common shares in the table below does not necessarily represent a present intention by the Selling Shareholders to sell any or all of such common shares. However, for the purposes of the table below, we have assumed that, after the completion of the offering, all common shares covered by this prospectus have been sold. We have based percentage ownership of our common shares on 39,633,344 common shares outstanding as of August 31, 2026.

The amount of common shares that may be reoffered or resold by means of this prospectus by each Selling Shareholder, and any other person with whom such Selling Shareholder is acting in concert for the purpose of selling such common shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the U.S. Securities Act.

Beneficial ownership is determined in accordance with Rule 13d-3 under the U.S. Exchange Act, is generally determined by voting power and/or investment power with respect to such securities, and, for purposes of the following table, includes common shares issuable pursuant to stock options, warrants or other derivative securities that are exercisable, vested or convertible as of August 31, 2026 or that will become exercisable, vested or convertible within 60 days after August 31, 2026. Common shares issuable pursuant to stock options, warrants or other derivative securities are deemed outstanding for purposes of computing the beneficial ownership percentage of such Selling Shareholder holding such securities, but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other Selling Shareholder. Unless otherwise noted below, to our knowledge, all common shares set forth in the following table are owned of record by such Selling Shareholder named as beneficial owner thereof, and such Selling Shareholder has sole voting and investment power with respect to such common shares, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Shareholders, no Selling Shareholder is a broker-dealer or an affiliate of a broker-dealer.

The address for each of the Selling Shareholders named in the table below is c/o SOL Strategies Inc., Suite 401, 217 Queen Street West, Toronto, Ontario, M5V 0R2, Canada.

	Common Shares Beneficially Owned Prior to the Offering(1)			Common Shares Beneficially Owned After the Offering(3)
Name of Selling Shareholder	Number	Percent	Common Shares Being Registered for Resale(2)	Number	Percent
Luis Berruga Simarro (4)	89,989	*	15,176	74,813	*
Jose Manuel Calderon (5)	27,161	*	11,727	15,434	*
Stephen Ehrlich (6)	104,967	*	4,967	100,000	*
John Hawkins (7)	10,597	*	4,968	5,629	*
Max Evan Kaplan (8)	650,041	1.6%	8,050	641,991	1.	6%
Erika Szychowski (9)	27,767	*	7,176	20,591	*

*Represents less than 1% of the Company’s total outstanding common shares.

(1)	In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all common shares subject to options, warrants or other derivative securities held by that person that are exercisable, vested or convertible as of August 31, 2026 or that will become exercisable, vested or convertible within 60 days after August 31, 2026, but we did not deem these common shares outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Reflects our common shares offered under this prospectus. Includes common shares underlying RSUs irrespective of whether such RSU awards will vest more than 60 days after August 31, 2026.

(3)	In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all common shares subject to options, warrants or other derivative securities held by that person that are exercisable, vested or convertible as of August 31, 2026 or that will become exercisable, vested or convertible within 60 days after August 31, 2026, but we did not deem these common shares outstanding for the purpose of computing the percentage ownership of any other person. We further presumed that the person sold all common shares eligible to be resold in this offering, but retained ownership of all other common shares beneficially owned as of August 31, 2026.

(4)	Represents: (i) 32,500 common shares, (i) 10,120 common shares issued upon settlement of RSUs previously granted under the Plan, which are being registered for resale pursuant to this reoffer prospectus, (ii) 5,056 common shares issuable upon settlement of RSUs previously granted under the Plan, which are being registered for resale pursuant to this reoffer prospectus, and (iii) 42,313 common shares issuable upon exercise of currently vested options that are exercisable within 60 days of August 31, 2026. Mr. Berruga Simarro is a director of the Company.

(5)	Represents: (i) 7,819 common shares issued upon settlement of RSUs previously granted under the Plan, which are being registered for resale pursuant to this reoffer prospectus, (ii) 3,908 common shares issuable upon settlement of RSUs previously granted under the Plan, which are being registered for resale pursuant to this reoffer prospectus, and (iii) 15,434 common shares issuable upon exercise of currently vested options that are exercisable within 60 days of August 31, 2026. Mr. Calderon is a director of the Company.

(6)	Represents: (i) 3,312 common shares issued upon settlement of RSUs previously granted under the Plan, which are being registered for resale pursuant to this reoffer prospectus, (ii) 1,655 common shares issuable upon settlement of RSUs previously granted under the Plan, which are being registered for resale pursuant to this reoffer prospectus, and (iii) 100,000 common shares issuable upon exercise of currently vested options that are exercisable within 60 days of August 31, 2026. Mr. Ehrlich is the Chief Strategy Officer of the Company.

(7)	Represents: (i) 4,416 common shares issued upon settlement of RSUs previously granted under the Plan, which are being registered for resale pursuant to this reoffer prospectus, (ii) 552 common shares issuable upon settlement of RSUs previously granted under the Plan, which are being registered for resale pursuant to this reoffer prospectus, and (iii) 5,629 common shares issuable upon exercise of currently vested options that are exercisable within 60 days of August 31, 2026.

(8)	Represents: (i) 635,000 common shares, (ii) 6,440 common shares issued upon settlement of RSUs previously granted under the Plan, which are being registered for resale pursuant to this reoffer prospectus, (iii) 1,610 common shares issuable upon settlement of RSUs previously granted under the Plan, which are being registered for resale pursuant to this reoffer prospectus, and (iv) 6,991 common shares issuable upon exercise of currently vested options that are exercisable within 60 days of August 31, 2026. Mr. Kaplan previously served as the Chief Technology Officer of the Company and resigned from such position on May 1, 2026.

(9)	Represents: (i) 5,520 common shares issued upon settlement of RSUs previously granted under the Plan, which are being registered for resale pursuant to this reoffer prospectus, (ii) 1,656 common shares issuable upon settlement of RSUs previously granted under the Plan, which are being registered for resale pursuant to this reoffer prospectus, and (iii) 20,591 common shares issuable upon exercise of currently vested options that are exercisable within 60 days of August 31, 2026.

PLAN OF DISTRIBUTION

We are registering the offer and resale of our common shares covered by this prospectus to permit the Selling Shareholders to conduct offers and resales of these common shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sales of our common shares offered by the Selling Shareholders under this prospectus. The aggregate proceeds to the Selling Shareholders from the sale of our common shares will be the purchase price of the common shares less any discounts and commissions. The Selling Shareholders reserve the right to accept or reject any proposed purchases of the common shares offered by this prospectus.

The common shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Shareholders, or

•	through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Shareholders or the purchasers of the common shares.

Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the common shares offered by this prospectus may be deemed to be “underwriters” within the meaning of the U.S. Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the U.S. Securities Act. Underwriters are subject to the prospectus delivery requirements under the U.S. Securities Act and may be subject to certain statutory liabilities under the U.S. Securities Act and the U.S. Exchange Act. We will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements under the U.S. Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between any of the Selling Shareholders and any underwriter, broker-dealer, or agent regarding the sale of common shares by any of the Selling Shareholders.

The common shares offered by this prospectus may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

Sales of the common shares offered by this prospectus may be effected in one or more transactions:

•	on the Nasdaq Global Select Market, the Canadian Securities Exchange or any other national securities exchange or quotation service on which our common shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such securities exchanges or quotation services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of common shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Shareholder(s), the aggregate amount of common shares being offered, and the terms of the offering, including, to the extent required, (i) the name or names of any underwriters, broker-dealers, or agents, (ii) any discounts, commissions, and other terms constituting compensation to any such underwriters, broker-dealers, or agents, and (iii) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Shareholders will act independently from us in making decisions with respect to the timing, manner, and size of each resale or other transfer of the common shares offered by this prospectus. There can be no assurance that the Selling Shareholders will sell any or all of the common shares offered by this prospectus. Additionally, we cannot assure you that the Selling Shareholders will not transfer, distribute, devise, or gift common shares by other means not described in this prospectus. Furthermore, any common shares covered by this prospectus that qualify for sale under Rule 144 under the U.S. Securities Act may be sold under Rule 144 rather than under this prospectus. Common shares may be sold in certain states only through registered or licensed brokers or dealers, and in certain states, common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the common shares offered by this prospectus will be subject to the U.S. Exchange Act. The U.S. Exchange Act rules include, without limitation, Regulation M, which may limit the timing of sales and purchases of any common shares by the Selling Shareholders or any other person. Additionally, Regulation M may restrict the ability of any person engaged in the distribution of common shares to engage in market-making activities with respect to the particular common shares being distributed. This may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

The Selling Shareholders may indemnify any underwriter or broker that participates in transactions involving the sale of the common shares offered by this prospectus against certain liabilities, including liabilities arising under the U.S. Securities Act.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our common shares are listed on the Canadian Securities Exchange under the symbol “HODL” and on the Nasdaq Global Select Market under the symbol “STKE”.

We are authorized to issue an unlimited number of common shares without par value.

A description of our common shares is set forth under the heading “Description of Share Capital” and “Dividends and Distributions” in our Annual Information Form for the fiscal year ended September 30, 2025, which is attached as Exhibit 99.1 to our Annual Report on Form 40-F for the fiscal year ended September 30, 2025, filed with the SEC on December 31, 2025, which is incorporated herein by reference. The foregoing description is only a summary of certain terms and conditions of our common shares and is qualified in its entirety by reference to our Articles (as defined below), which have been filed as an exhibit to the registration statement of which this prospectus forms a part.

DESCRIPTION OF ARTICLES AND BYLAWS

1.	The Company was incorporated to carry on business without restrictions under the Business Corporations Act (Ontario) (the “OBCA”) as “2016594 Ontario Inc.” on October 1, 2002, with Ontario corporation number 2016594. On January 6, 2003, the Company changed its name to “Khan Resources Inc.” On January 31, 2019, the Company changed its name to “Cypherpunk Holdings Inc.” On September 12, 2024, the Company changed its name to its current name “SOL Strategies Inc.”

The Company’s Articles (collectively, the “Articles”) and the Company’s Bylaws (the “Bylaws”) do not specify the objects or purposes of the Company.

The share capital of the Company consists of one class of shares, being the common shares. The common shares of the Company entitle the holders thereof to one vote per common share held at all meetings of shareholders of the Company, the right to receive dividends if and when declared by the Company’s board of directors, and the right to receive the assets of the Company upon its liquidation of dissolution, on a pro rata basis. There are no redemption provisions, sinking fund provisions, requirements to provide additional capital, or provisions discriminating against shareholders as a result of owning a substantial number of shares, attaching to the Company’s common shares.

A director or officer of the Company who, (a) is a party to a material contract or transaction or proposed material contract or transaction with the Company; or (b) is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Company, shall disclose in writing to the Company or request to have entered in the minutes of meetings of directors the nature and extent of his or her interest.

A director who is required to make the disclosure referred to above shall not attend any part of a meeting of directors during which the contract or transaction is discussed and shall not vote on any resolution to approve the contract or transaction unless the contract or transaction is, (a) one relating primarily to his or her remuneration as a director of the Company or an affiliate; (b) one for indemnity or insurance under section 136 of the OBCA; or (c) one with an affiliate.

If no quorum exists for the purpose of voting on a resolution to approve a contract or transaction only because a director is not permitted to be present at the meeting due to the recusal requirements described above, the remaining directors shall be deemed to constitute a quorum for the purposes of voting on the resolution. Where all of the directors of the Company are required to make the disclosure described above, the contract or transaction may be approved only by the shareholders.

Without limiting the borrowing powers of the Company as set forth in the OBCA, the board may, from time to time, on behalf of the Company, without authorization of the shareholders:

(a)	borrow money upon the credit of the Company;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantees of the Company, whether secured or unsecured;

(c)	to the extent permitted by the Act, give a guarantee on behalf of the Company to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)	charge, mortgage, hypothecate, pledge, or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Company, including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Company.

The Articles and Bylaws do not contain an age limit requirement for the retirement or non-retirement of directors and they do not require directors to hold a minimum number of shares of the Company to qualify as a director.

2.	Subject to the provisions of the following paragraph and the OBCA, the Company may by special resolution:

(a)	change its name;

(b)	add, change or remove any restriction upon the business or businesses that the Company may carry on or upon the powers that the Company may exercise;

(c)	add, change or remove any maximum number of shares that the Company is authorized to issue or any maximum consideration for which any shares of the Company are authorized to be issued;

(d)	create new classes of shares;

(e)	change the designation of all or any of its shares, and add, change or remove any rights, privileges, restrictions and conditions, including rights to accrued dividends, in respect of all or any of its shares, whether issued or unissued;

(f)	change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series;

(g)	divide a class of shares, whether issued or unissued, into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions thereof;

(h)	authorize the directors to divide any class of unissued shares into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions thereof;

(i)	authorize the directors to change the rights, privileges, restrictions and conditions attached to unissued shares of any series;

(j)	revoke, diminish or enlarge any authority conferred under clauses (h) and (i);

(k)	subject to sections 120 and 125 of the OBCA, increase or decrease the number, or minimum or maximum number, of directors; and

(l)	add, change or remove restrictions on the issue, transfer or ownership of shares of any class or series.

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

If the OBCA does not specify the type of resolution and the Articles and Bylaws do not specify another type of resolution, the Company may by special resolution alter the Articles.

3.	Unless an annual general meeting is deferred or waived in accordance with the OBCA, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors. Directors of the Company are all elected on an annual basis.

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the OBCA to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution.

The directors may, whenever they think fit, call a meeting of shareholders. The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in the Articles and Bylaws, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless the Articles and Bylaws otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than 60 days or less than 30 days. The materials required to be prepared in respect of such a meeting must be delivered to shareholders not less than:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days;

in either case, in advance of the meeting.

If no record date is set, the record date is the close of business on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

If a meeting of shareholders is to consider special business within the meaning set out in the Articles and Bylaws, the notice of meeting must state or be accompanied by a statement of, (a) the nature of that business in sufficient detail to permit the shareholders to form a reasoned judgment thereon; and (b) the text of any special resolution or by-law to be submitted to the meeting.

4.	There are no limitations specific to the rights of non-Canadians to hold or vote the Company’s shares under the Articles or Bylaws.

Except as provided for by the OBCA, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(2)	in the case of (a) and (b), the value of the consideration received by the Company equals or exceeds the fair equivalent of the money that the corporation would have received if the shares had been issued for money.

The Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or the Articles and Bylaws provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

5.	The Articles and Bylaws contain no provisions that would have an effect of delaying, deferring or preventing a change of control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving the Company (or any of its subsidiaries). However, certain types of change of control transactions will require shareholder approval of the Company’s shareholders and calling the necessary shareholder meeting for such transaction would delay the completion of the transaction.

6.	There are no provisions in the Articles or Bylaws that require disclosure of share ownership above a specified threshold.

7.	There are no conditions imposed by the Articles and Bylaws governing changes in the Company’s capital that are more stringent than the OBCA.

EXCHANGE CONTROLS

There are no governmental laws, decrees, regulations or other legislation, including foreign exchange controls, in Canada which may affect the export or import of capital or that may affect the remittance of dividends, interest or other payments to non-resident holders of the Company’s securities. Any remittances of dividends to United States residents, however, are subject to a withholding tax pursuant to the Income Tax Act (Canada) and the Canada-U.S. Income Tax Convention (1980), each as amended. (See “Certain Canadian Federal Income Tax Considerations - Taxation of Non-Resident Holders” below.) Remittances of interest to U.S. residents that deal with the Company at arm’s length are generally not subject to withholding taxes except in limited circumstances, including those involving participating interest payments. Certain other types of remittances, such as royalties paid to U.S. residents, may be subject to a withholding tax depending on all of the circumstances.

TAXATION

Certain Canadian Federal Income Tax Considerations

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”), generally applicable to a holder who acquires, as beneficial owner, common shares pursuant to this offering, and who, for the purposes of the Tax Act and at all relevant times, holds the common shares as capital property and deals at arm’s length with the Company and is not affiliated with the Company (a “Holder”). Generally, the common shares will be considered to be capital property to a Holder, unless the Holder holds such securities in the course of carrying on a business of trading or dealing in securities or has acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder (i) that is a “financial institution”, as defined in the Tax Act for the purposes of the mark-to-market rules in the Tax Act; (ii) that is a “specified financial institution”, as defined in the Tax Act; (iii) an interest in which is a “tax shelter investment” as defined in the Tax Act; (iv) that has elected to determine its Canadian tax results in a “functional currency” other than the Canadian dollar; (v) that has entered into or will enter into a “derivative forward agreement” or a “synthetic disposition arrangement” with respect to the common shares; (vi) that receives dividends on common shares under or as part of a “dividend rental arrangement”, as defined in the Tax Act; (vii) that is a “foreign affiliate”, as defined in the Tax Act of a taxpayer resident in Canada; (viii) that is exempt from tax under Part I of the Tax Act; (viii) that is a partnership; or (ix) that has acquired the common shares pursuant to an equity-based employment compensation plan. Such Holders should consult their own tax advisors with respect to an investment in common shares.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada and is or becomes (or does not deal at arm’s length with a corporation resident in Canada for purposes of the Tax Act that is), as part of a transaction or event or series of transactions or events that includes the acquisition of the common shares, controlled by a non-resident person or a group of non-resident persons that do not deal with each other at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors with respect to the consequences of acquiring common shares.

This summary is based on the current provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency, published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. If the Proposed Amendments are not enacted or otherwise implemented as presently proposed, the tax consequences may not be as described below in all cases.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Holders should consult their own tax advisors with respect to their particular circumstances.

Taxation of Resident Holders

The following section of this summary applies to Holders who, for the purposes of the Tax Act and any applicable income tax treaty or convention, are or are deemed to be resident in Canada at all relevant times (herein, “Resident Holders”). Certain Resident Holders whose common shares might not constitute capital property may make, in certain circumstances, an irrevocable election permitted by subsection 39(4) of the Tax Act to deem the common shares, and every other “Canadian Security” (as defined in the Tax Act) held by such persons, in the taxation year of the election and each subsequent taxation year, to be capital property. Resident Holders should consult their own tax advisors regarding this election.

Taxation of Dividends

In the case of a Resident Holder who is an individual, dividends received, or deemed to be received on the common shares will be included in computing the Resident Holder’s income and will be subject to the gross-up and dividend tax credit rules that normally apply to “taxable dividends” received from “taxable Canadian corporations” (each as defined in the Tax Act). Taxable dividends received from a taxable Canadian corporation which are designated by such corporation as “eligible dividends” will be subject to an enhanced gross-up and dividend tax credit regime in accordance with the rules in the Tax Act. There may be limitations on the ability of the Company to designate dividends and deemed dividends as eligible dividends, and the Company has made no commitments in this regard.

Dividends received or deemed to be received on the common shares by a Resident Holder that is a corporation will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income for that taxation year, subject to all of the rules and restrictions under the Tax Act in that regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received or deemed to be received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors in this regard.

A Resident Holder that is a “private corporation” (as defined in the Tax Act), and certain other corporations resident in Canada and controlled, whether by reason of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), generally will be liable to pay an additional tax (refundable under certain circumstances) under Part IV of the Tax Act on dividends received or deemed to be received on the common shares in a year to the extent such dividends are deductible in computing the Resident Holder’s taxable income for the year.

Disposition of Common Shares

Upon a disposition (or a deemed disposition) of a common share (other than a disposition to the Company, unless it occurs in the open market in the manner in which shares are normally purchased by members of the public in the open market), a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of such common share, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base to the Resident Holder of such common share. The adjusted cost base of a common share to a Resident Holder will be determined in accordance with the Tax Act by averaging the cost to the Resident Holder of a common share with the adjusted cost base (determined immediately before the acquisition of the common share) of all other common shares held by the Resident Holder as capital property at that time by the Resident Holder. Such capital gain (or capital loss) will be subject to the treatment described below under “Capital Gains and Capital Losses”.

Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in the year, and is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized in the year by such Resident Holder. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against net taxable capital gains realized in such year to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of a common share by a Resident Holder that is a corporation may in certain circumstances be reduced by the amount of dividends which have been previously received or deemed to have been received by the Resident Holder on such common share, or a share substituted for such share, to the extent and in the circumstances specified by the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is, directly or indirectly through a trust or partnership, a member of a partnership or a beneficiary of a trust that owns common shares. A Resident Holder to which these rules may be relevant is urged to consult their own tax advisor.

Additional Refundable Tax

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) or that is at any time in the relevant taxation year a “substantive CCPC” (as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income”, which is defined in the Tax Act to include amounts in respect of (i) dividends or deemed dividends that are not deductible in computing the Resident Holder’s taxable income, and (ii) taxable capital gains.

Alternative Minimum Tax

Capital gains realized and dividends received or deemed to be received by a Resident Holder that is an individual or a trust, other than certain specified trusts, may give rise to minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Taxation of Non-Resident Holders

The following section of this summary is generally applicable to Holders who, for the purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times: (i) are neither resident nor deemed to be resident in Canada; and (ii) do not use or hold, and is not deemed to use or hold, the common shares in connection with, or in the course of, carrying on a business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act). Such Non-Resident Holders should consult their own tax advisors.

Taxation of Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on the common shares by the Company are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. For example, under the Canada-United States Tax Convention (1980) as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the United States for purposes of the Treaty, is the beneficial owner of the dividends, and is entitled to full benefits under the Treaty (a “U.S. Holder”) is generally reduced to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the Company’s voting shares). The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting, of which Canada is a signatory, affects many of Canada’s bilateral tax treaties (but not the Treaty), including the ability to claim benefits thereunder. Non-Resident Holders should consult their own tax advisors in this regard.

Disposition of Common Shares

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a common share, nor will capital losses arising therefrom be recognized under the Tax Act, unless such common share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the gain is not exempt from tax pursuant to the terms of an applicable income tax treaty or convention.

Provided the common shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the CSE and NASDAQ) at the time of disposition, the common shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non- Resident Holder did not deal at arm’s length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource property”, “timber resource property” (each as defined in the Tax Act), or an option in respect of, or an interest in or for civil law a right in, such properties whether or not such property exists.

Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the common shares may be deemed to be taxable Canadian property to a Non-Resident Holder.

In the event that a common share constitutes taxable Canadian property of a Non-Resident Holder at the time of disposition, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such common shares by virtue of an applicable income tax treaty or convention. In cases where a Non-Resident Holder disposes, or is deemed to dispose, of a common share that is taxable Canadian property of that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption from tax under the Tax Act or pursuant to the terms of an applicable income tax treaty or convention, the consequences under the headings “Taxation of Resident Holders—Disposition of Common Shares” and “Taxation of Resident Holders—Capital Gains and Capital Losses” will generally be applicable to such disposition.

Non-Resident Holders who may hold common shares as taxable Canadian property should consult their own tax advisors.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of our common shares acquired from an initial holder of such common shares.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of securities pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the common shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the common shares.

No ruling from the U.S. Internal Revenue Service (“IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership or disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS and U.S. court decisions, and the Convention between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), in each case that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of the common shares acquired pursuant to this offering that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own securities as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired the securities in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold the securities other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are subject to special tax accounting rules or required to accelerate the recognition of any item of gross income with respect to the common shares as a result of such income being recognized on an applicable financial statement; (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (k) are U.S. expatriates or former long-term residents of the U.S.; or (l) are subject to taxing jurisdictions other than, or in addition to, the United States. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the common shares.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the common shares, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of the common shares.

Passive Foreign Investment Company Rules

If we are considered a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) at any time during a U.S. Holder’s holding period, the following sections will generally describe the potentially adverse U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the common shares.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

We generally will be a PFIC for any tax year in which (a) 75% or more of our gross income for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by us from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries which is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax under the “Default PFIC Rules Under Section 1291 of the Code” discussed below on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of the common shares are made. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of the common shares.

We have not made a final determination as to whether we expect to be a PFIC for our current fiscal year or for any future years. Based on the composition and classification of our assets, in particular how cryptocurrencies and staking income are viewed by the IRS for purposes of the PFIC income test and PFIC asset test discussed above, we believe that we may be classified as a PFIC for our fiscal year ended September 30, 2025. However, there are uncertainties in the application of the PFIC rules to a company with our particular business operations. The IRS has not issued any guidance as to whether staking income is treated as active income or as passive income for purposes of determining whether we are a PFIC. In addition, the status of our holdings of crypto currency as active or passive assets may depend on how and the purpose for which we obtain and dispose of such assets in the conduct of our business. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that we have never been, are not currently and/or will not become a PFIC for any tax year during which U.S. Holders hold common shares.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of the common shares will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to the common shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of the common shares and (b) any excess distribution received on the common shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the common shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of the common shares of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such securities (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the common shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds the common shares, it will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to the common shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such securities were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a QEF Election for the first tax year in which its holding period of its common shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely QEF Election generally may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the common shares in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if we do not satisfy the record keeping requirements that apply to a qualified electing fund or we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions. U.S. Holders should be aware that, for each tax year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record-keeping requirements or make available to U.S. Holders a PFIC Annual Information Statement or any other information such U.S. Holders require to make a QEF Election.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to the common shares only if such shares are marketable stock. The common shares generally will be “marketable stock” if the common shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the U.S. Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the common shares are “regularly traded” as described in the preceding sentence, such shares are expected to be marketable stock. There can be no assurance that the common shares will be “regularly traded” in subsequent calendar quarters. U.S. Holders should consult their own tax advisors regarding the marketable stock rules. The balance of this discussion generally assumes that a Mark-to-Market Election may be made with respect to the common shares.

A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the common shares and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the common shares as of the close of such tax year over (b) such U.S. Holder’s tax basis in such securities. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the common shares, over (ii) the fair market value of such securities (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of such securities, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of securities that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the common shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules will apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses the common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such securities.

In addition, a U.S. Holder who acquires securities from a decedent will not receive a “step up” in tax basis of such securities to fair market value.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the common shares.

General Rules Applicable to U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of the Common Shares

The following discussion describes the general rules applicable to the ownership and disposition of the common shares, but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Distributions on Common Shares

In general, subject to the PFIC rules discussed above, the gross amount of any distribution received by a U.S. Holder with respect to the common shares (including amounts withheld to pay Canadian withholding taxes) will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in such securities and thereafter as gain from the sale or exchange of such securities (see “Sale, Exchange or Other Taxable Disposition of Common Shares” below). However, because the Company does not expect to maintain calculations of the Company’s earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that a distribution will generally be treated as a dividend for U.S. federal income tax purposes.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (ii) with respect to any dividend it pays on common shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Canada for purposes of, and are eligible for the benefits of, the Treaty, which the IRS has determined is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision, although there can be no assurance in this regard. Further, the common shares will generally be considered to be readily tradable on an established securities market in the United States if they remain listed on the Nasdaq Global Select Market. Therefore, subject to the PFIC rules discussed, if the Treaty is applicable, or if the common shares are readily tradable on an established securities market in the United States, dividends paid on common shares will generally be “qualified dividend income” in the hands of non-corporate U.S. Holders, provided that certain conditions are met, including conditions relating to holding period and the absence of certain risk reduction transactions. Each non-corporate U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

Distributions to a U.S. Holder with respect to the common shares may be subject to Canadian non-resident withholding tax. Any Canadian withholding tax paid will not reduce the amount treated as received by the U.S. Holder for U.S. federal income tax purposes. However, subject to limitations imposed by U.S. law, a U.S. Holder may be eligible to receive a foreign tax credit for the Canadian withholding tax. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances, including the impact of, and any exception available to, the special income sourcing rule described in this paragraph. U.S. Holders who do not elect to claim a foreign tax credit may be able to claim an ordinary income tax deduction for Canadian income tax withheld, but only for a taxable year in which the U.S. Holder elects to do so with respect to all non-U.S. income taxes paid or accrued in such taxable year.

Sale, Exchange or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed above, upon a sale, exchange or other taxable disposition of the common shares, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the adjusted tax basis of such common shares. If any foreign tax is imposed on the sale, exchange or other disposition of the common shares, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the disposition before deduction of the tax. A U.S. Holder’s initial tax basis in the common shares generally will equal the cost of such common shares. Such gain or loss will be a long-term capital gain or loss if the common shares have been held for more than one year and will be short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss generally will be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of the common shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a non-U.S. entity. U. S. Holders may be subject to these reporting requirements unless the common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938. In addition, U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on an IRS Form 8621.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the common shares generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments may be exempt from the dividend withholding tax rules or otherwise eligible for a reduced withholding rate. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SHARES. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE COMMON SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

EXPENSES

The following is an estimate of the expenses that we expect to incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$891.26
Legal fees and expenses	$84,250
Accounting fees and expenses	$7,500
Miscellaneous	$5,000
Total	$97,641.26

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to our directors, officers or persons controlling the Company pursuant to the provisions of our Articles, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the U.S. Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or person controlling the registrant in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the U.S. Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the common shares being offered by this prospectus will be passed upon for us by Fasken Martineau DuMoulin LLP, Toronto, Ontario, Canada. Troutman Pepper Locke LLP, Boston, Massachusetts, has advised us with respect to certain U.S. legal matters.

EXPERTS

Davidson & Company LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of September 30, 2025 and 2024, and for the years then ended, as set forth in its report thereon. Such consolidated financial statements have been incorporated by reference into this prospectus and the registration statement, of which this prospectus is a part, in reliance on the report of Davidson & Company LLP, given on their authority as experts in accounting and auditing. Davidson & Company LLP is independent with respect to us in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board on auditor independence.

SOL STRATEGIES INC.

52,064 Common Shares

REOFFER PROSPECTUS

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

SOL Strategies Inc. (the “Company”) incorporates by reference in this registration statement the following information:

•	The Company’s Annual Report on Form 40-F for the fiscal year ended September 30, 2025 filed with the SEC on December 31, 2025;

•	The Company’s Report on Form 6-K with the financial statements and management’s discussion and analysis for the three months ended December 31, 2025, furnished to the SEC on February 18, 2026;

•	The Company’s Amendment No. 1 to Report on Form 6-K/A with the financial statements and management’s discussion and analysis for the three and six months ended March 31, 2026, furnished to the SEC on June 29, 2026;

•	Our Report on Form 6-K with the financial statements and management’s discussion and analysis for the three and nine months ended June 30, 2026, furnished to the SEC on August 17, 2026;

•	The Company’s Exhibit 99.6 to our Report on Form 6-K with the management information circular for the annual general meeting of shareholders held on March 31, 2026, furnished to the SEC on March 6, 2026;

•	The Company’s Exhibits 99.1, 99.2 and 99.3 to our Report on Form 6-K with (i) a material change report dated January 2, 2026 (Amended Credit Facility), (ii) a material change report dated January 2, 2026 (At-the-Market Offering Program), and (iii) a material change report dated February 27, 2026 (Annual General Meeting and Proposed Board Slate), furnished to the SEC on March 6, 2026;

•	The Company’s Report on Form 6-K with a material change report dated April 14, 2026, furnished to the SEC on April 17, 2026;

•	The Company’s Exhibit 99.1 to our Report on Form 6-K with a material change report dated May 5, 2026, furnished to the SEC on May 8, 2026;

•	The Company’s Report on Form 6-K with a material change report dated May 12, 2026, furnished to the SEC on May 18, 2026; and

•	The description of our common shares contained under the heading “Description of Share Capital” in Exhibit 99.103 to our registration statement on Form 40-F (File No. 001-42710), filed with the SEC on June 18, 2025, as amended on August 29, 2025 and on September 4, 2025, and declared effective on September 8, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and any document of the type referred to in the list above, as well as Form 6-Ks furnished by the Company to the SEC that include interim financial statements and related management’s discussion and analysis, information circulars, material change reports, and business acquisition reports, filed or furnished by the Company subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed or furnished. The Company may incorporate by reference into this registration statement any other Form 6-K (or portions thereof) that is submitted to the SEC after the date of the filing of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. In addition to any Form 6-K furnishing the type of documents referred to in the list above (which shall be deemed to be incorporated by reference into this registration statement), any such other Form 6-K (or portions thereof) that the Company intends to so incorporate shall state in such form that it is being incorporated by reference into this registration statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute part of this registration statement; rather only such statement as so modified or superseded shall be considered to constitute part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under the Business Corporations Act (Ontario) (the “OBCA”), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which such individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify such individual unless such individual had reasonable grounds for believing that such individual’s conduct was lawful.

Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the condition in (i) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The by-laws of the Registrant provide that, subject to the OBCA, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, provided: (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Registrant shall also indemnify such individual in such other circumstances as the OBCA permits or requires.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

The common shares being reoffered and resold pursuant to the reoffer prospectus were deemed to be exempt from registration under the U.S. Securities Act in reliance on Section 4(a)(2) of the U.S. Securities Act promulgated thereunder, as transactions by an issuer not involving a public offering and pursuant to a written compensatory benefit plan.

Item 8.	Exhibits.

The exhibits listed under the caption “Exhibit Index” of this registration statement are incorporated by reference herein.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the U.S. Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the U.S. Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the U.S. Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The registrant hereby undertakes that, for purposes of determining any liability under the U.S. Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the U.S. Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the U.S. Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)            Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the U.S. Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the U.S. Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Articles of SOL Strategies Inc.
4.2*	Bylaws of SOL Strategies Inc.
4.3*	SOL Strategies Inc. form of common share certificate.
4.4*	SOL Strategies Inc. Amended and Restated Omnibus Equity Incentive Plan.
4.5*	Form of Option Agreement under the SOL Strategies Inc. Amended and Restated Omnibus Equity Incentive Plan.
4.6*	Form of RSU Award Agreement under the SOL Strategies Inc. Amended and Restated Omnibus Equity Incentive Plan.
5.1*	Opinion of Fasken Martineau DuMoulin LLP.
23.1*	Consent of Fasken Martineau DuMoulin LLP (contained in Exhibit 5.1 hereto).
23.2*	Consent of Davidson & Company LLP.
24.1*	Power of Attorney (included on the signature page of this registration statement).
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on September 4, 2026.

SOL Strategies Inc.

By:	/s/ Michael Hubbard
	Name:	Michael Hubbard
	Title:	Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael Hubbard and Douglas Harris, or any of them, as his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to prepare, execute and deliver any or all amendments to this registration statement, including post-effective amendments and supplements to this registration statement, registration statements filed pursuant to Rule 429 under the U.S. Securities Act, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the U.S. Securities Act, this registration statement has been signed by the following persons in the capacities indicated on September 4, 2026.

Signatures	Title

/s/ Michael Hubbard	Chief Executive Officer, Director
Michael Hubbard	(Principal Executive Officer)

/s/ Douglas Harris	Chief Financial Officer
Douglas Harris	(Principal Financial and Accounting Officer)

/s/ Jon Matonis	Chairman
Jon Matonis

/s/ Dennis Logan	Director
Dennis Logan

/s/ José Manuel Calderón	Director
José Manuel Calderón
/s/ Laszlo “Les” Borsai	Director
Laszlo “Les” Borsai

/s/ Luis Berruga	Director
Luis Berruga

/s/ Rubsun Ho	Director
Rubsun Ho

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Form S-8, solely in its capacity as duly authorized representative of SOL Strategies Inc. in the United States, on September 4, 2026.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director